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EXHIBIT 10.6

                                                             December 30th, 1998


Cronos Capital Corp.                        Cronos Equipment (Bermuda) Limited
Cronos Containers Inc.                      Clarendon House
444 Market Street                           Church Street
15th Floor                                  Hamilton, Bermuda
San Francisco, CA                           Attention: Chief Financial Officer
Attention: Chief Financial Officer

Cronos Equipment Ltd.                       Cronos Containers N.V.
Cronos Containers Ltd.                      ITC Building
Orchard Lea                                 Piscadera Bay
Winkfield Lane                              P.O. Box 6067
Winkfield, Windsor                          Curacao, Netherlands Antilles
Berkshire SL4 4RU                           Attention: Chief Financial Officer
England
Attention: Chief Financial Officer.


The Cronos Group Treasurer 16 Allee Marconi
L-2021 Luxembourg
Attn: Chief Financial Officer

                              Re: The Cronos Group

Ladies and Gentlemen:

        Reference is made to the Amended and Restated Credit Agreement dated as of June 24, 1997 among Cronos Containers N.V., Cronos Containers Ltd, Cronos Equipment Ltd, Cronos Capital Corp., Cronos Containers, Inc. and Cronos Equipment (Bermuda) Limited ("Cronos Bermuda"), Fleet Bank, N.A., as Agent (the "Agent"), and the financial institutions party thereto as lenders (the "Banks"), as further amended by the First Amendment dated as of July 14th, 1997, the Second Amendment dated as of December 3, 1997 and the Third Amendment dated as of June 30th, 1998 (hereinafter, together with all further amendments and modifications, referred to as the "Credit Agreement"). Terms used herein which are not defined herein shall have the definitions given thereto in the Credit Agreement.

        Pursuant to a Collateral Assignment dated as of July 14, 1997 (the "Collateral Assignment"), the Agent is the collateral assignee of the rights of Cronos Bermuda under the Secured Promissory Note of Stefan Palatin ("Palatin") dated July 14, 1997 in the principal amount of U.S. $3,700,00 (the "$3.7MM Note") and the Amended and Restated Secured Promissory Note of Palatin dated July 14, 1997 in the principal amount of U.S. $5,900,000 (the "$5.9 MM Note"; collectively with the $3.7MM Note, the "Notes"), and of the rights of Cronos Bermuda with respect to the collateral for the Notes (the "Palatin Collateral"), including, without limitation, shares of stock of The Cronos Group owned by Klamath Enterprises S.A. and Lambert Business Inc. (collectively, the "Shares")

        The $3.7 MM Note was due and payable in full on October 31, 1997. On October 20, 1997, the Agent sent Palatin payment instructions for the $3.7 MM Note. No payment was made by Palatin on the $3.7 MM Note on such due date and, as a result, an event of default existed under the $3.7 MM Note. Since a failure to pay the $3.7 MM Note on October 31, 1997 was also under an event of default under the $5.9 MM Note, payment of the principal amount of the $5.9 MMNote (which would otherwise have been due on December 31, 1997) was accelerated. On November 4, 1997, Klamath Enterprises S.A. ("Klamath"), Palatin and certain other parties were sent formal notice of both such defaults. As a result of such defaults, Cronos Bermuda and the Agent, as collateral assignee of Cronos Bermuda, have the right to foreclose on the Palatin Collateral. On March 25, 1998, a further notice was sent to Klamath and certain other parties regarding the proposed foreclosure sale of the Palatin Collateral.


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        Pursuant to the terms of the Credit Agreement, the Borrowers were required to make certain payments to the Banks on September 30, 1998, which payments have not been made and, as a result, an Event of Default exists under the Credit Agreement. Although the Banks have had discussions with the Borrowers regarding a possible restructuring, no agreement regarding a restructuring has been reached and the Banks have not waived such Event of Default. The outstanding unpaid amount of principal currently owed by the Borrowers under the Credit Agreement is $33,109,767.21.


        Pursuant to a letter dated November 24, 1998 from counsel to the Agent to counsel for the Borrowers and the Guarantor, it was proposed, and the Borrowers have agreed, that Cronos Bermuda would transfer title to the Notes and all rights of Cronos Bermuda in the collateral for the Notes to the Agent in lieu of a foreclosure by the Agent in exchange for which the indebtedness of the Borrowers to the Banks would be reduced by an amount equal to the net proceeds received by the Banks on the sale of the Shares. Accordingly, this letter is intended to confirm the following agreement of the Borrowers, the Guarantor, the Agent and the Banks as to certain matters relating to the foregoing:

         1. (a) Simultaneously with and subject to the sale by the Agent on behalf of the Banks of any or all of the Shares, Cronos Bermuda hereby transfers, assigns and conveys to the Agent, on behalf of the Banks, of all of its right, title and interest in and to the Notes and all right of Cronos Bermuda in the collateral for the Notes, free and clear of all liens and encumbrances. In consideration of such transfer, assignment and conveyance, the Banks agree to reduce the outstanding indebtedness and other obligations of the Borrowers under the Credit Agreement (the "Indebtedness") by an amount equal to the Disposition Proceeds. The term "Disposition Proceeds" shall mean the net cash proceeds (or, if non-cash property shall be accepted by the Agent in payment in lieu of cash proceeds, the fair market value of such property, as reasonably determined by the Agent), actually received by the Agent from the foreclosure sale of the Shares or the Notes or from any payments on the Notes received from, or from other assets of, Palatin, in each case after deduction of any and all costs and expenses (including, without limitation, attorneys' fees and brokerage commissions) incurred in connection with such sale and disposition. In the event that the Notes are transferred to the Agent as provided above but not all of the Shares are sold by the Agent concurrently with such transfer, and that additional Shares are sold on a later date or dates, the Banks shall reduce the Indebtedness by an amount equal to the Disposition Proceeds as and when received by the Agent, provided, however, that (x) is all of the remaining unsold Shares have not been sold or otherwise transferred by the date (such date) or if the same shall not be a Business Day, the first Business Day thereafter) being referred to as the "settlement Date") which is two years after the first date of sale of any of the Shares and (y) the Banks and the Agent have not been and are then not prohibited by law, regulation or other restriction from foreclosing on and disposing of the Shares, then the Indebtedness shall be reduced on the Settlement Date by an amount (the "Settlement Price") equal to
   (x) the average of the mean between the bid and asked price per share of the Cronos Group stock as reported on the NASDAQ system or, is such stock shall not be listed on the NASDAQ system, on such other stock quotation system as shall then constitute the principal market for the trading of such stock, on each of the sixty trading days preceding the Settlement Date, less a discount off such trading Shares by the Agent on the date of the most recent sale of any of the Shares preceding the Settlement Date or (y) is the stock shall not be then trading on any organized quotation system or market, then such price per share as shall be reasonably determined by the Agent based on the advice of an independent professional advisor retained by the Agent at the expense of the Borrowers and the Guarantor, multiplied by the number of unsold Shares with respect to which the Agent shall then hold a fully perfected lien and security interest.

            (b) In the event the Borrowers and the Guarantor shall propose to pay, discharge and satisfy in full all of the Indebtedness and other obligations under the Credit Agreement and the other Loan Documents, then they shall, immediately prior to but as a condition to such payment, discharge and satisfaction, have the option, solely if and to the extent that the Agent shall then be the owner of the Notes and shall not have entered into a binding commitment, understanding or other agreement to sell or otherwise dispose of the Notes, to purchase from the Agent the Notes (including the Shares which are collateral therefor other than Shares which the Agent shall have a binding commitment, understanding or other agreement to sell or otherwise dispose of), for a purchase price in cash equal to the Settlement Price (computed as if the Settlement Date is the date of such purchase by the Borrowers and the Guarantor) for such unsold Shares.


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         2.     The Agent, as owner of the Notes, shall have the sole right to hold or sell or dispose of the Shares in its discretion at any time and in any manner, in one or more transaction, in whole or in part, subject to preceding paragraph 1 (a),but shall have no obligation to collect or otherwise seek to obtain payment on the Notes provided that the Agent agrees to use reasonable efforts to give Cronos Bermuda prior notice of any proposed disposition of the Notes. Nothing in this letter agreement, including, without limitation, the transfer of the Notes to the Agent, the receipt by the Agent on behalf of the Banks of any Disposition Proceeds, and the reduction of the Indebtedness in the amount of any Disposition Proceeds, as provided above, shall constitute a general discharge or release of the Borrowers or the Guarantors from their obligations under the Credit Agreement to repay the unpaid amount of the Indebtedness.

         3. The Borrowers and the Guarantor shall at their expense cooperate with, execute and deliver any document and take any and all other actions as required by the Agent to effect the transactions contemplated or referred to above, and in connection therewith, hereby ratify and confirm the power of attorney granted by each of them under the Loan Documents.

         The Borrowers and the Guarantor acknowledge and agree that this letter does not constitute a waiver of any of the rights or remedies of the Banks and the Agent in connection with the failure by the Borrowers to comply with any of the terms of the Credit Agreement or any of the other Loan Documents including without limitation, a waiver of any other provision of the Credit Agreement or any of the other Loan Documents, nor shall it affect or diminish the Agent's or Banks' rights to require strict performance of any provision of the Credit Agreement or any of the other Loan Documents, and the Agent and the Banks hereby expressly reserve all of their rights and remedies in connection therewith. This letter shall constitute a Loan Document within the definition thereof in the Credit Agreement.

         This letter shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. This letter may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all the parties were on a single counterpart.

         Execution and delivery of this letter by facsimile transmission shall constitute execution and delivery of this letter for all purposes, with the same force and effect as execution and delivery of an originally manually signed copy hereof.

                                       Very truly yours,


                                       FLEET BANK N.A., as Agent

                                       By: /s/ DONALD R NICHOLSON
                                          --------------------------------------
                                       Name: Donald R Nicholson
                                       Title: Senior Vice President


                                       FLEET BANK, N.A.

                                       By: /s/ DONALD R NICHOLSON
                                          --------------------------------------
                                       Name: Donald R Nicholson
                                       Title: Senior Vice President


                                       BANKBOSTON, N.A.

                                       By: /s/ W DOUGLAS VANNAH
                                          --------------------------------------
                                       Name: W Douglas Vannah
                                       Title: Vice President


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                                       FIRST UNION NATIONAL BANK
                                       (formally Known as CORESTATES BANK, N.A.)

                                       By: /s/ ANNE D BREHONY
                                          --------------------------------------
                                       Name: Anne D Brehony
                                       Title: Vice President


                                       UNION BANK OF CALIFORNIA, N.A.

                                       By: /s/ RICHARD D MORRIS
                                          --------------------------------------
                                       Name: Richard D Morris
                                       Title: Vice President


                                       ACKNOWLEDGED AND AGREED:


                                       CRONOS CONTAINERS, N.V.

                                       By:  /s/ D J TIETZ
                                          --------------------------------------
                                       Name: Dennis J Tietz
                                       Title: Chief Executive Officer


                                       CRONOS CONTAINERS LTD.

                                       By:  /s/ C P LANGLEY
                                          --------------------------------------
                                       Name: C P Langley
                                       Title: Director


                                       CRONOS EQUIPMENT LTD.

                                       By:  /s/ C P LANGLEY
                                          --------------------------------------
                                       Name: C P Langley
                                       Title: Director


                                       CRONOS CONTAINERS INC.

                                       By:  /s/ D J TIETZ
                                          --------------------------------------
                                       Name: Dennis J Tietz
                                       Title: Chief Executive Officer


                                       CRONOS CAPITAL CORP.

                                       By:  /s/ D J TIETZ
                                          --------------------------------------
                                       Name: Dennis J Tietz
                                       Title: Chief Executive Officer


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                                       CRONOS EQUIPMENT
                                       (BERMUDA) LIMITED

                                       By:  /S/ P J YOUNGER
                                          --------------------------------------
                                       Name: Peter J Younger
                                       Title: Director


                                       THE CRONOS GROUP
                                       By:  /s/ D J TIETZ
                                          --------------------------------------
                                       Name: Dennis J Tietz
                                       Title: Chief Executive Officer


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